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                                                                 Exhibit 10.19

                                PROMISSORY NOTE

$ 1,326,771.01                                  December 15, 1998

IN CONSIDERATION of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ART RENAISSANCE, INC., 156 William Street, 12th Floor, New York, NY 10038, a Delaware corporation, (the "Maker"), promises to pay to the order of ADAM SCHUSTER, at Fisher Bldg. No. 321, 3011 W. Grand Blvd., Detroit, MI, 48202, (the "Holder") or such other location designated by the Holder, the principal sum of $1,326,771.01.

The principal sum shall bear interest at the rate of two percent (2%) above the prime rate charged by the National Bank of Detroit, Detroit, Michigan for its most preferred customers. Interest shall be paid monthly. Principal shall be paid in full December 15, 2000.

      1. In the event that Art Renaissance receives an equity funding of at least $3 million, 30% of the outstanding loan would be paid from that funding and the balance would be rolled into a new two-year note. In the event that Art Renaissance does an equity funding of $5 million or more, 50% of the loan would be paid at closing.

      2. Security Interest in Favor of Schuster, Venture, Growth and Growth Funding. Art Renaissance, Inc. and its subsidiaries hereby grants to Adam Schuster, third security interest in all of its assets, including after-acquired property, including, but not limited to, accounts receivable, inventory, goods, equipment, tools, furniture and fixtures, supplies, materials, leasehold improvements, contract rights (including rights to payment), customer lists, patents and other intellectual property, and all other tangible and intangible assets, whether now owned or hereafter acquired, together with all substitutions and replacements thereof, accessions and attachments thereto, and proceeds thereof to secure their respective obligations to Schuster, subject only to the 1st security interest of the Bank of Bloomfield Hills and National Bank of Detroit, and the 2nd security granted to Eugene I. Schuster, an individual resident of Florida ("Schuster"), Venture Funding, Ltd., a Michigan corporation ("Venture"), Growth Realty, Inc., Growth holding LLC, a Michigan corporation ("Growth"), and Growth Funding, Ltd., a Michigan corporation ("Growth Funding"). At any time and from time to time that Schuster, and the 3rd security interest granted to, requests, Art Renaissance, Inc., and its subsidiaries, shall execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Promisory note, as may be reasonably requested to carry out the transactions contemplated herein and to permit Schuster to enjoy their rights and benefits hereunder, including, without limitation, the execution of further security promisory note documents containing all customary therefor and financing statements including, but not limited to, UCC1 statements. Art Renaissance, Inc. and its subsidiaries agrees to reimburse Schuster for all expenses incurred in connection with the creation, perfection, defense and enforcement of their security interest granted herein.

      3. Notices. All notices and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail or (c) sent by overnight courier of national reputation, in each case addressed to the party to whom notice is being given at such party's address as set forth below, or, as to each party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, or (c) the date sent if sent by overnight courier.


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      Address for Art Renaissance, Inc.:

            156 William Street, 12th Floor
            New York, NY 10038
            Attn: John Addario

      Address for Schuster, Venture, Growth and Growth Funding:

            Eugene I. Schuster
            3011 W. Grand Blvd., Suite 321
            Detroit, MI 48202

      4. Amendments and Waivers. No amendment of any provisions of this Promissory note shall be effective unless the same shall be in writing and signed by the parties hereto. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall the single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive or any remedies available to any party.

      5. Governing Law. This Promissory note shall be governed by, and construed in all respects according to, the laws of the State of Michigan.

      6. The Maker hereby waives presentment, dishonor, protest, demand for payment, notice of protest and notice of nonpayment hereof.

      7. The Maker shall pay all legal fees and expenses in connection with collection of the note.

IN WITNESS HEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                        ART RENAISSANCE, [NC.


                                        /s/ John M. Addario
                                        ----------------------------------------
                                        Title: CFO

ATTEST:


/s/ [ILLEGIBLE]
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